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                                                                    EXHIBIT 10.5

                           *** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER 17 C.F.R. SECTIONS 200.80(B)(4), 200.83 AND 230.406.

                           OMEPRAZOLE SUPPLY AGREEMENT

This Omeprazole Supply Agreement (the "AGREEMENT") is made as of this 25th day of September, 2003 (the "EFFECTIVE DATE") by and among SANTARUS, INC. ("SANTARUS"), a corporation of Delaware located at 10590 W. Ocean Air Drive, Suite 200, San Diego, CA 92130, INTERCHEM TRADING CORPORATION d/b/a INTERCHEM CORPORATION ("INTERCHEM"), a corporation of New Jersey located at 120 Route 17 North, Paramus, New Jersey 07652 and UNION QUIMICO FARMACEUTICA, S.A. ("UQUIFA"), a corporation of Spain located at Mallorca, 262, 08008, Barcelona, Spain.

WHEREAS, UQUIFA is a manufacturer of Omeprazole (Chemical Abstract No. 73590-58-6) and wishes to manufacture and supply Omeprazole to SANTARUS;

WHEREAS, INTERCHEM imports, warehouses, exports and sells Omeprazole manufactured by UQUIFA; and

WHEREAS, SANTARUS desires a supply of commercial quantities of Omeprazole.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, INTERCHEM, UQUIFA and SANTARUS( each, a "PARTY" and, collectively, the "PARTIES") agree as follows.

1.       SCOPE OF AGREEMENT

1.1. This Agreement shall apply to all purchases of Omeprazole by SANTARUS from UQUIFA during the term of this Agreement.

1.2. This Agreement does not constitute a purchase order. Purchases under this Agreement shall be made only with purchase orders issued by SANTARUS to INTERCHEM (each, a "PURCHASE ORDER"). The Purchase Order shall set forth the quantities of Omeprazole desired, the desired delivery date and the desired destination for delivery and shall be in the form attached hereto as Appendix A. All terms and conditions of the Purchase Orders shall apply, provided that in the event of a conflict between the terms of any Purchase Order, order acknowledgement, packaging slip or other documentation, and the terms of this Agreement, the terms of this Agreement shall control, unless such documentation specifically states that it overrides conflicting terms of this Agreement arid is signed by each of the Parties.

1.3. All Omeprazole sold by INTERCHEM on behalf of UQUIFA to SANTARUS will be manufactured by UQUIFA in accordance with the terms of this Agreement.


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2.       MANUFACTURING; OMEPRAZOLE SPECIFICATIONS

2.1. UQUIFA shall manufacture the Omeprazole supplied to SANTARUS in accordance with (a) the specifications set forth on Schedule A attached hereto, and (b) the specifications, methods, processes and procedures, including site of manufacture, set forth in UQUIFA's drug master file (DMF No. 11551) ("DMF") as filed with the U.S. Food and Drug Administration ("FDA") (both (a) and (b), including any modifications approved in accordance with Section 2.2 hereof collectively, the "SPECIFICATIONS"). If UQUIFA wishes to make any change to the Specifications (including, but not limited to, any change that could affect the purity, potency, identity and/or physical properties of the Omeprazole or the site of its manufacture), it shall notify SANTARUS in writing in advance thereof and comply with the requirements of Section
         2.2 prior to implementing such change. Such notification shall describe the proposed change in sufficient detail so as to permit SANTARUS to understand the reasons for the proposed change and evaluate the impact of such change on its development plans, its plans to seek regulatory approval and its commercialization plans with respect to finished dosage form products (the "FINISHED PRODUCTS").

2.2. Without limiting the generality of the foregoing provisions, neither UQUIFA nor INTERCHEM may change the Specifications unless (a) SANTARUS has agreed in writing to such change (which agreement SANTARUS may not unreasonably withhold), or (b) such change is required by (1) any regulatory agency which has jurisdiction over SANTARUS, UQUIFA and/or any of the Finished Products, or (2) by the U.S. Pharmacopoeia. If any change to the Specifications requires the approval of the FDA, other governmental agency or any foreign regulatory agency equivalent to the FDA, each having jurisdiction over Omeprazole, the Finished Products or SANTARUS' marketing of Finished Products (each a "REGULATORY AGENCY"), such change shall not be implemented until each Regulatory Agency has approved such change in writing and SANTARUS has had sufficient time to adopt and implement such change into its operations, including but not limited to any manufacturing of the Finished Products by SANTARUS' designated contract manufacturers. For the avoidance of doubt, neither UQUIFA nor INTERCHEM shall supply to SANTARUS hereunder, and SANTARUS shall have no obligation to accept any Omeprazole from UQUIFA or INTERCHEM manufactured in contravention of this Section 2.2.

2.3. INTERCHEM and UQUIFA will take commercially reasonable steps necessary to enable SANTARUS to secure from the relevant Regulatory Agencies approval of UQUIFA as a source of supply of Omeprazole for SANTARUS' Finished Products to be marketed anywhere in the world. Without limiting the generality of the foregoing, INTERCHEM will supply to SANTARUS, as soon as possible, sufficient quantities of Omeprazole to enable SANTARUS to support the filing of one or more New Drug Application (the "NDA") (or Abbreviated New Drug Application, if applicable), together with all amendments and supplements thereto, referencing UQUIFA as its supplier of Omeprazole for its initial Finished Product candidate. UQUIFA will be responsible for


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         procuring and maintaining all regulatory filings and any other compliance efforts, including without limitation, the DMF, related to Omeprazole that are required in order to obtain approval from the FDA of SANTARUS' NDAs referencing Omeprazole and equivalent approvals from Regulatory Agencies in other jurisdictions, at no additional cost to SANTARUS.

2.4. UQUIFA shall test, or have tested, each lot of Omeprazole shipped to SANTARUS using the analytical testing methodologies which are set forth in the Specifications. With each shipment of Omeprazole, UQUIFA or INTERCHEM shall deliver to SANTARUS certificates of analysis and compliance from UQUIFA (a) stating that the Omeprazole being shipped has been tested and does conform to the Specifications, (b) setting forth in detail the testing methodology employed by UQUIFA in making the foregoing determination and the results generated by such tests, and ( c) confirming compliance with the current good manufacturing practices ("CGMP") required by the FDA, and other relevant Regulatory Agencies in those jurisdictions of which SANTARUS has given UQUIFA notice, with respect to the manufacture and testing of Omeprazole for use as an active pharmaceutical ingredient in the Finished Products and subsequent sale in such jurisdictions.

3.       FORECASTS

3.1. In order to assist INTERCHEM and UQUIFA in planning the production runs for Omeprazole, SANTARUS shall use its commercially reasonable efforts
         to provide to UQUIFA and INTERCHEM, at least           ***

                          ***           of the quantities of Omeprazole required
         by SANTARUS, *** period. SANTARUS shall deliver the first such forecast to INTERCHEM and UQUIFA as soon as reasonably practicable following the execution of this Agreement, and will update the forecast every *** thereafter. SANTARUS may, at its discretion, update such forecast more frequently. It is understood that all such forecasts are intended to be SANTARUS' estimates of its purchase requirements and they shall not be binding upon SANTARUS; however, UQUIFA and INTERCHEM shall, at minimum, supply the amounts specified in Section 3.3.

3.2. After the Finished Products have received approval for marketing from a Regulatory Agency and have been made generally commercially available (hereinafter "COMMERCIAL LAUNCH"), UQUIFA and INTERCHEM shall, within *** days after SANTARUS has provided its *** forecast, notify SANTARUS in writing of any prospective problems it might have with respect to supplying SANTARUS' forecasted order quantities. Upon receipt of such notice, the Parties shall promptly discuss the inability to supply the amounts forecasted by SANTARUS and work in good faith to agree upon revised forecast amounts. ***
                                            ***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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3.3.     Subject to the lead-time requirements specified in Schedule B, UQUIFA and INTERCHEM shall deliver to SANTARUS' designated facility during any given month, pursuant to Purchase Orders provided under Section 3.4, the amount specified in the Purchase Order therefor, which amount may
         be                     ***
                                       ***
                                       ***
         (the "SUPPLY COMMITMENT"). In addition, UQUIFA and INTERCHEM shall use their best efforts to deliver any and all ordered amounts in excess of the Supply Commitment.

3.4. SANTARUS shall provide to UQUIFA and INTERCHEM Purchase Orders for Omeprazole within the lead times set forth in Schedule B. Within ten
         (10) business days after the date that a Purchase Order is submitted (the "ORDER DATE"), INTERCHEM and UQUIFA shall acknowledge receipt of SANTARUS' Purchase Order and confirm that the amounts of Omeprazole ordered in the Purchase Order, subject to Section 3.3., will be timely supplied.

3.5.     UQUIFA and INTERCHEM agree to retain a                 ***

                   ***    .  ***    of safety stock will be held by INTERCHEM in
         the United States and *** of safety stock will be held by UQUIFA in Spain. UQUIFA AND INTERCHEM will promptly notify SANTARUS if UQUIFA's manufacturing capacity will be insufficient to fill a Purchase Order submitted by SANTARUS. Such notice will include the expected duration of the shortage and its impact on the supply of Omeprazole to SANTARUS. Such notification shall not operate to relieve UQUIFA or INTERCHEM of their obligations to deliver the ordered amounts of Omeprazole or affect SANTARUS' right to pursue any remedies that may be available to it. UQUIFA and INTERCHEM will use their best efforts to mitigate the impact on SANTARUS of shortages or other constrained capacity. The obligations of UQUIFA and INTERCHEM to maintain the safety stock specified herein shall commence as of the Commercial Launch.

4.       ORDER; DELIVERY

4.1. Each Purchase Order for Omeprazole shall specify the quantity of Omeprazole ordered and the required delivery date and destination, consistent with the terms of this Agreement. Such delivery dates are "on dock" at SANTARUS' designated facility for such delivery. Deliveries must be made on normal business days of the designated facility unless otherwise coordinated.

4.2. Subject to any agreement between SANTARUS and INTERCHEM and UQUIFA to the contrary, all orders shall be dispatched by UQUIFA to INTERCHEM, and INTERCHEM shall make all necessary shipping arrangements to SANTARUS' designated facility. Freight terms shall be as set forth in Schedule C.

4.3. INTERCHEM and UQUIFA shall deliver the complete order amounts on the delivery date specified in the Purchase Order. Following receipt of any Omeprazole from UQUIFA, INTERCHEM shall be responsible for the warehousing of the Omeprazole in

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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         the United States and for coordinating the import/export of the
         Omeprazole to the United States and to SANTARUS' designated manufacturing facilities (which are currently located in the United States and Canada) in a timely manner and in compliance with the Specifications and all Applicable Laws (as defined in Section 8.1.1). INTERCHEM and UQUIFA shall notify SANTARUS of the expected delivery date of the order to enable receipt to be coordinated.

4.4. Subject to clearance by customs and, if required, the FDA, the Omeprazole shall be delivered to SANTARUS' designated facility in UQUIFA's normal packaging and documentation for Omeprazole, including without limitation cold storage procedures, as reflected in UQUIFA's DMF, provided that such packaging and documentation shall meet the customs and regulatory requirements within the United States and/or Canada, as applicable to the location of SANTARUS' designated facility for delivery. Each shipment shall include certificates of analysis and compliance, which include, without limitation, a statement of compliance with cGMP, and such other documentation and ` information as may be necessary or desirable for complying with import, export and customs laws, regulations and requirements as applicable.

5.       EXCLUSIVITY; PRICE; PAYMENT

5.1. Subject to Section 5.4, SANTARUS agrees to *** of its Omeprazole intended for commercial sale from INTERCHEM and UQUIFA during the term
         of this Agreement (the " *** Obligation").             ***
                                                                ***
                                            ***

5.2. The price for the Omeprazole to be purchased by SANTARUS hereunder is set forth in Schedule C, as adjusted in accordance with Section 5.3 hereof (the "Price").

5.3. The Price shall be in effect for the *** following the Effective Date and shall be renegotiated by SANTARUS, on the one hand, and INTERCHEM and UQUIFA, on the other hand, in good faith on *** reasonably in advance of the expiration of the applicable *** period and taking into account then prevailing market conditions.

5.4. SANTARUS shall have no further obligation to comply with the *** Obligation under the following circumstances:

         (a) in the event of breach by INTERCHEM or UQUIFA of any of the terms set forth herein which breach is not cured within the period set forth in Section 11.2; or

         (b) in the event that the Parties are unable to agree on an annual adjustment to the Price (as contemplated by 5.3) by at least
                        ***     prior to the expiration of the applicable    ***
                  period.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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         In the event the       ***     Obligation terminates pursuant to
         Section 5.4(a) or 5.4(b), INTERCHEM and UQUIFA shall be obligated to continue to perform under the terms hereof at the most recent previous Price agreed on by the Parties.

5.5. INTERCHEM shall issue its invoice to SANTARUS at the time of shipment. Each invoice shall set forth, in U.S. Dollars, the applicable Price for the shipment properly determined in accordance with the provisions of this Agreement. Payment of the invoice by SANTARUS shall be within *** days following receipt of such invoice. Payment shall be subject to the inspection and acceptance procedures set forth in Section 6. SANTARUS may withhold a portion of any invoice that it disputes in good faith pending resolution of such dispute. All invoices and payments shall be in U.S. Dollars.

6.       INSPECTION OF SHIPMENTS

6.1. SANTARUS shall visually inspect or have visually inspected the Omeprazole delivered hereunder for obvious damage and/or shortage (collectively, "OBVIOUS DAMAGE") immediately upon receipt and shall provide INTERCHEM and UQUIFA with written notice of any such Obvious
         Damage within   ***   days after receipt. SANTARUS shall be deemed to
         have accepted any shipment of Omeprazole but only with respect to Obvious Damage, unless INTERCHEM or UQUIFA receives the written notice
         required within the   **   -day time period specified above. At its
         discretion, SANTARUS may also test, or have tested, any lot of Omeprazole supplied to SANTARUS.

6.2.     At any time within   ***   after receipt of any lot of Omeprazole but
         promptly after discovery, SANTARUS may provide INTERCHEM with written notice of any non-obvious damage, including adulteration of the Omeprazole, failure to meet Specifications, or other latent damage (collectively, "NON-OBVIOUS DAMAGE"). Obvious Damage and Non-Obvious Damage shall hereinafter be collectively referred to as "DAMAGE".

6.3. SANTARUS may reject any portion of any shipment of Omeprazole which contains any Damage by providing written notice to UQUIFA of its rejection. SANTARUS agrees to provide UQUIFA's Quality Control Department with documentation of Damage to confirm the existence thereof in connection with any notice of rejection.

6.4.     If UQUIFA and SANTARUS disagree as to the existence of Damage, then they will
                                                           ***
                                                           ***
                                                           ***
                                  ***

6.5.     Provided SANTARUS provides notice of the damage claimed within    ***
         days of receipt of the allegedly Damaged Omeprazole in the case of
         Obvious Damage and within    ***    of receipt of the allegedly Damaged
         Omeprazole in the case of Non-Obvious Damage, whether or not UQUIFA accepts SANTARUS' basis for rejection, promptly on receipt of a notice of rejection and/or shortage, UQUIFA and INTERCHEM

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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         shall, at SANTARUS' request, and at no additional cost to SANTARUS, deliver to SANTARUS quantities of replacement Omeprazole equal to the rejected or short quantities as soon as reasonably practicable
         thereafter, and in no event more than   ***   days after such notice is
         given. UQUIFA and INTERCHEM will use expedited means of transport, if
         so requested by SANTARUS                ***
                        ***

6.6. Notwithstanding any other provisions of this Agreement, SANTARUS agrees, if so requested by UQUIFA, to return to UQUIFA, at UQUIFA's expense, any Omeprazole that is, or is claimed to be, Damaged or otherwise to dispose of such Omeprazole as UQUIFA may request.

7.       CONFIDENTIALITY

7.1. During the term of this Agreement, the Parties may disclose certain confidential and proprietary information and data to each other relating to their respective products, including active pharmaceutical ingredients and Finished Products ("PRODUCTS") and businesses, including, but not limited to financial and other business information, Product samples, formulas, manufacturing processes, specifications, drawings, schematics and other technical, customer and Product development plans, forecasts, strategies and other data. Except as otherwise specifically provided herein, all information disclosed by one Party (in such capacity, the "DISCLOSING PARTY") to the other Party (in such capacity, the "RECEIVING Party") relating to the Disclosing Party's Products and/or its business operations and the results, reports, etc., of testing and evaluation of any such information shall constitute "PROPRIETARY INFORMATION."

7.2. Proprietary Information disclosed by a Disclosing Party to a Receiving Party hereunder shall be used by the Receiving Party solely in connection with exercising its rights or performing its obligations under this Agreement.

7.3. In consideration of the Disclosing Party's disclosure and supply of Proprietary Information, each Party, as a potential Receiving Party, agrees that, for the term of the Agreement and for a period of *** years thereafter, it shall use the Disclosing Party's Proprietary Information exclusively to conduct the activities contemplated under this Agreement. Each Party further agrees, as a potential Receiving Party, for the term of the Agreement and for a period of *** years thereafter, it shall not disclose, without the express written consent of the Disclosing Party, any Proprietary Information, including this Agreement or the interest of the Disclosing Party in exploring the possibility of entering into a business relationship with the Receiving Party, to any person other than to those employees, consultants or agents of the Receiving Party ("REPRESENTATIVES") who will be directly involved in fulfilling the Receiving Party's obligations under this Agreement, provided that such Representatives have assumed like obligations of confidentiality in writing to the Disclosing Party. Notwithstanding the foregoing, (a) SANTARUS may disclose the existence and terms of this Agreement to bona fide potential investors, acquirers, corporate partners and financial advisors and (b) UQUIFA

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                       7
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         may disclose the existence (but not the terms of) this Agreement to bona fide potential investors and financial advisors.

7.4. Each Party, as a potential Receiving Party, agrees to advise those of its Representatives who receive Proprietary Information (and such other persons who may receive Proprietary Information as permitted by 7.3(a) or 7.3(b) above) that such information (a) is proprietary and confidential to the Disclosing Party and (b) shall not be disclosed to anyone except as authorized herein. Each Party further agrees to take such reasonable precautions as it normally takes with its own confidential and proprietary information to prevent unauthorized disclosure or use of such Proprietary Information.

7.5. In the event that the Receiving Party is required by any government regulation, law, court order or rule or otherwise becomes legally compelled to disclose any Proprietary Information, it will provide the Disclosing Party with prompt advance notice in writing so that the Disclosing Party may, at its discretion, reasonably intervene prior to disclosure. The Receiving Party will exercise its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such Proprietary Information.

7.6. Notwithstanding any of the foregoing, the term "Proprietary Information" and the obligation of confidentiality associated therewith shall not apply to the following information: (a) information which, at the time of the Disclosing Party's disclosure to the Receiving Party, is publicly known; (b) information which, after the Disclosing Party's disclosure to the Receiving Party, becomes publicly known, except where such knowledge is the result of the Receiving Party's breach of this Agreement or otherwise is the result of any unauthorized disclosure by any of its employees or Representatives; (c) information which, prior to the Disclosing Party's disclosure to the Receiving Party, was already in the Receiving Party's possession, as evidenced by its prior written records; or (d) information which, subsequent to the Disclosing Party's disclosure to the Receiving Party, is obtained by the Receiving Party from a third Party which is lawfully in possession of such information and not subject to a contractual or fiduciary relationship to the Disclosing Party with respect thereto.

7.7. Upon the termination of this Agreement, the Receiving Party shall, if so requested by the Disclosing Party, promptly return to the Disclosing Party the originals and all copies of any Proprietary Information then in the Receiving Party's possession. Notwithstanding the foregoing, Receiving Party may retain one copy of such Proprietary Information for archival purposes.

8.       QUALITY OF OMEPRAZOLE; REGULATORY MATTERS; REPRESENTATIONS AND
         WARRANTIES

8.1.     UQUIFA hereby represents, warrants and covenants as follows:

         8.1.1. At all times during the term of this Agreement, UQUIFA's facilities shall remain in compliance with, and the Omeprazole shall be manufactured and delivered in compliance with, all applicable laws, regulations and standards, including but not limited to, the provisions of the Federal Food, Drug and Cosmetic Act, as

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                  amended from time to time (the "Act"); the FDA's cGMP
                  including the FDA's Guidance for Industry, Manufacturing, Processing or Holding Active Pharmaceutical Ingredients, March 1998, and any updates thereto; FDA's regulations for drug establishment registration; the Specifications; the other rules and regulations promulgated under the Act relating to the manufacture of pharmaceutical products; and equivalent laws, regulations and standards promulgated by Regulatory Agencies in all jurisdictions for which SANTARUS has given notice to UQUIFA (collectively, the "Applicable Laws").

         8.1.2. No Omeprazole constituting or being a part of any shipment to SANTARUS shall at the time of any such shipment be adulterated within the meaning of the Act, or the rules and regulations promulgated thereunder, as such law, rule or regulation is constituted and in effect at the time of any such shipment.

         8.1.3. All Omeprazole supplied to SANTARUS hereunder (i) shall comply with the Specifications; (ii) shall have been manufactured, stored and shipped in accordance with the Specifications, applicable approvals from Regulatory Agencies and all Applicable Laws, (iii) may be introduced into public commerce consistent with the intended use for Omeprazole pursuant to Applicable Laws, and (iv) will have expiration dating of not
                  less than       ***      .

         8.1.4. All necessary licenses, permits or approvals required by Applicable Laws in connection with the manufacture, storage, and shipment of Omeprazole, including without limitation permits related to manufacturing facilities shall be obtained and maintained.

         8.1.5. UQUIFA will (i) respond fully and accurately to all inquiries directed to it by the FDA or any other Regulatory Agency that may impact the quality or timely delivery of Omeprazole and promptly notify SANTARUS of same, (ii) assist SANTARUS in responding to inquiries directed to SANTARUS by the FDA or other Regulatory Agencies, and (iii) provide the FDA or other Regulatory Agencies with such information and data as is requested by the FDA or other Regulatory Agencies with respect to the manufacture, use, route of synthesis and testing of the Omeprazole.

         8.1.6. UQUIFA's DMF is current and acceptable to the FDA and UQUIFA's manufacturing facilities are in compliance with the FDA's cGMP.

         8.1.7. UQUIFA has disclosed to SANTARUS all warning letters or similar notices relating to its manufacturing facilities or import alerts (including FDA Form 483's), if any, for products
                  manufactured in its facilities issued         ***     and
                  UQUIFA will during the term disclose in timely fashion all such letters, alerts and notices.

         8.1.8. UQUIFA has, and shall maintain, sufficient facilities, personnel and resources to meet its obligations to supply Omeprazole under this Agreement.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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         8.1.9.   UQUIFA is not aware of any claim by a third party that the
                  Omeprazole supplied hereunder or its process for manufacturing the Omeprazole supplied hereunder would, if carried out in the United States, Canada or Spain or in any other country where generic Omeprazole is manufactured or sold, infringe, misappropriate or violate any patent, trade secret or other intellectual property right in effect in such countries.

         8.1.10. To UQUIFA's knowledge (after reasonable inquiry and investigation), the Omeprazole supplied to SANTARUS under this Agreement and UQUIFA's process for manufacturing the Omeprazole supplied hereunder will not infringe, misappropriate or violate any patent, trade secret or other intellectual property right in effect during the term of this Agreement in the United States, Canada or Spain.

         8.1.11. There are no pending or threatened claims against UQUIFA asserting that any of the activities of UQUIFA relating to the manufacture, import, use and sale of Omeprazole in the United States, Canada or Spain or the conduct of the activities contemplated herein by SANTARUS, infringe, misappropriate or violate the rights of any third party.

8.2.     INTERCHEM hereby represents, warrants and covenants as follows:

         8.2.1. At all times during the term of this Agreement, INTERCHEM's facilities shall remain in compliance with, and following delivery by UQUIFA, the Omeprazole shall be shipped and stored in compliance with, the Specifications and all Applicable Laws.

         8.2.2. INTERCHEM shall not cause any Omeprazole shipped to SANTARUS to, at the time of any such shipment, be adulterated within the meaning of the Act, or the rules and regulations promulgated thereunder, as such law, rule or regulation is constituted and in effect at the time of any such shipment.

         8.2.3. All necessary licenses, permits or approvals required by Applicable Laws in connection with the storage and shipment of Omeprazole by INTERCHEM shall be obtained and maintained.

         8.2.4. INTERCHEM will (i) respond fully and accurately to all inquiries directed to it by the FDA or any other Regulatory Agency that may impact the quality or timely delivery of Omeprazole and promptly notify SANTARUS of same, (ii) assist SANTARUS in responding to inquiries directed to SANTARUS by the FDA or other Regulatory Agencies, and (iii) provide the FDA or other Regulatory Agencies with such information and data as is requested by the FDA or other Regulatory Agencies with respect to the manufacture, use, route of synthesis and testing of the Omeprazole.

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

         8.2.5. INTERCHEM has disclosed to SANTARUS any and all warning letters or similar notices relating to its shipping and/or storage facilities or import alerts (including FDA Form
                  483's), if any, issued        ***     and INTERCHEM will
                  during the term continue to disclose in timely fashion all such notices.

         8.2.6. INTERCHEM has, and shall maintain, sufficient facilities, personnel and resources to meet its obligations under this Agreement.

         8.2.7. INTERCHEM is not aware of any claim by a third party that UQUIFA's process for manufacturing the Omeprazole supplied hereunder would, if carried out in the United States, Canada or Spain or in any other country where generic Omeprazole is manufactured or sold, infringe, misappropriate or violate any patent, trade secret or other intellectual property right in effect in such countries.

         8.2.8. To INTERCHEM's knowledge (after reasonable inquiry and investigation), UQUIFA's current process for manufacturing the Omeprazole supplied hereunder and the Omeprazole supplied utilizing such process does not infringe, misappropriate or violate any patent, trade secret or other intellectual property right in effect during the term of this Agreement in the United States.

         8.2.9. There are no pending or threatened claims against INTERCHEM asserting that any of the activities of INTERCHEM relating to the manufacture, import, use and sale of Omeprazole in the United States, Canada or Spain or the conduct of the activities contemplated herein by SANTARUS, infringe, misappropriate or violate the rights of any third party.

8.3. SANTARUS hereby represents, warrants and covenants to SANTARUS' knowledge (after reasonable inquiry and investigation), the Finished Product will not infringe, misappropriate or violate any third party patent, trade secret or other intellectual property right in effect during the term of this Agreement in the United States or Canada (provided, that SANTARUS' representation does not extend to any infringement, misappropriation or violation that arises out of or relates to the Omeprazole or the process for manufacturing the Omeprazole).

8.4. Each Party represents and warrants that all corporate action on its part and on the part of each of its officers and directors necessary for the authorization, execution and delivery of this Agreement has been taken, it has the full right and authority to enter into this Agreement and perform its obligations hereunder and that it is not aware of any obligations owed to third parties that would conflict with its ability to perform its obligations hereunder.

8.5. If requested in writing by SANTARUS (which request shall be delivered to both UQUIFA and INTERCHEM), INTERCHEM and UQUIFA shall permit SANTARUS or its authorized representatives to inspect INTERCHEM's and/or UQUIFA's facilities and records and be given access to INTERCHEM's and/or UQUIFA's personnel (at reasonable times, upon reasonable advance notice and in the company of an

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                                       11

         INTERCHEM or UQUIFA representative, as the case may be, during normal business hours), to the extent SANTARUS deems reasonably necessary to enable SANTARUS to verify compliance by INTERCHEM and/or UQUIFA with its obligations under this Agreement and to verify compliance with any Applicable Laws.

8.6. UQUIFA and INTERCHEM shall provide to SANTARUS yearly confirmation that it has timely filed with the FDA and all other relevant Regulatory Agencies, the required Annual Progress Report to UQUIFA's DMF for the year then ended.

8.7. SANTARUS shall provide INTERCHEM and UQUIFA copies of product complaints, or notices or inquiries from the FDA or other Regulatory Agencies, which raise issues with respect to the manufacture or product quality of the Omeprazole provided by UQUIFA to SANTARUS. UQUIFA shall fully and appropriately investigate such matters and provide SANTARUS with a report of its investigation. In the event that INTERCHEM or UQUIFA receives any complaint, claims or adverse reaction reports regarding Omeprazole, including notices from the FDA regarding any alleged regulatory non-compliance of Omeprazole, such Party shall
         promptly and not more than     ***     after receipt, provide to
         SANTARUS all information contained in the complaint, report or notice and such additional information regarding Omeprazole as SANTARUS may reasonably request. INTERCHEM and UQUIFA shall comply, at a minimum, with FDA requirements for complaint handling with respect to such complaints, claims or adverse reaction reports.

8.8. SANTARUS, INTERCHEM and UQUIFA each further represents and warrants, for itself, that it shall comply with all Applicable Laws in the performance of its obligations hereunder.

8.9. UQUIFA and INTERCHEM shall promptly notify SANTARUS of any problems or unusual production situations which have, or are reasonably likely to have, an adverse effect on UQUIFA's or INTERCHEM's ability to perform its obligations hereunder or to deliver the Omeprazole to SANTARUS in a timely manner. In addition, UQUIFA and INTERCHEM shall notify and, if applicable, provide copies of any notices or communications to, SANTARUS of any FDA or other governmental agency inspection, investigation or other inquiry or communication relating to the manufacture of the Omeprazole or to any facility at which the Omeprazole is manufactured, including, but not limited to, any FDA FORM 483 or warning letter, promptly and not more than *** after UQUIFA or INTERCHEM becomes aware of such inspection, investigation or other inquiry or communication and shall promptly thereafter provide to SANTARUS a written summary of all findings and corrective actions taken or planned by UQUIFA or INTERCHEM, including any written responses from UQUIFA or INTERCHEM to the FDA or other governmental agency. Such notices shall not operate to relieve UQUIFA or INTERCHEM of their obligations to deliver the ordered amounts of Omeprazole or affect SANTARUS' right to pursue any remedies that might be available to it.

8.10. INTERCHEM and UQUIFA each covenants that it will not in the performance of its obligations under this Agreement use the services of any person debarred or suspended

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                                       12
         under 21 U.S.C. Section 35(a) or (b). INTERCHEM and UQUIFA each represents that it does not currently have, and covenants that it will not hire, as an officer or an employee, any person who has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the Act.

8.11.    Each party shall maintain insurance as follows:

         8.11.1. UQUIFA shall maintain commercial general liability insurance and product liability insurance with a minimum limit per occurrence or accident of $ *** and an annual aggregate limit
                  of $ ***   for the term of this Agreement and for  ***   years
                  thereafter. Upon request, UQUIFA will provide to SANTARUS copies of insurance certificates reflecting the above.

         8.11.2. INTERCHEM shall maintain commercial general liability insurance and product liability insurance with a minimum limit per occurrence or accident of $ *** and an annual aggregate limit of $ *** for the term of this Agreement and for *** years thereafter. Upon request, INTERCHEM will provide to SANTARUS copies of insurance certificates reflecting the above.

         8.11.3. SANTARUS shall maintain commercial general liability insurance with a minimum limit per occurrence or accident of $ *** and
                  an annual aggregate limit of $   ***   and product liability
                  insurance with a minimum limit per occurrence or accident of $ *** and an annual aggregate limit of $ *** for the term of this Agreement and for *** years thereafter. Notwithstanding the foregoing, SANTARUS shall increase its insurance coverage as reasonably prudent in connection with the Commercial Launch. Upon request, SANTARUS will provide to UQUIFA or INTERCHEM copies of insurance certificates reflecting the above.

8.12. INTERCHEM and UQUIFA shall immediately notify SANTARUS of any information of the following kind about Omeprazole provided to
         SANTARUS:

         8.12.1. information indicating that shipped product has not been manufactured or supplied in accordance with the Specifications, cGMP, this Agreement or in compliance with Applicable Laws; and

         8.12.2. information concerning any bacteriological contamination, or any significant chemical, physical or other changes or deterioration in the shipped Omeprazole, or the failure of one or more shipped lots of Omeprazole to meet Specifications, including stability parameters.

8.13. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY MAKES ANY WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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                                       13

9.       INDEMNIFICATION

9.1. SANTARUS hereby agrees to and shall defend, indemnify, and hold harmless INTERCHEM, UQUIFA, their affiliates and each of their respective employees, officers, directors and agents (the "SUPPLIER INDEMNITEES"), from, against, and in respect of, any and all losses, judgments, damages, liabilities, suits, actions, expenses (including reasonable attorney's fees), and proceedings arising from any claims of any third party to the extent resulting from:

         9.1.1. any misrepresentation, breach of warranty, or the non-fulfillment of any obligation, covenant, or duty on the part of SANTARUS under this Agreement;

         9.1.2. any claim, complaint, suit, proceeding or cause of action against any of the Supplier Indemnitees alleging physical injury or death, brought by or on behalf of an injured party, or loss of service or consortium or a similar such claim, complaint, suit, proceeding or cause of action brought by a spouse, relative or companion of an injured party due to such physical injury or death, and in each case arising out of the Finished Products, except to the extent resulting from (i) any misrepresentation, breach of warranty, or the non-fulfillment of any obligation, covenant, or duty on the part of INTERCHEM or UQUIFA under this Agreement, (ii) any negligence or willful misconduct of the Supplier Indemnitees in performing this Agreement, or (iii) any claim subject to INTERCHEM's and UQUIFA's indemnification obligations under Section 9.2;

         9.1.3. any negligence or willful misconduct of SANTARUS, its employees, officers and directors in performing this Agreement; and

         9.1.4. any claim of patent infringement relating to a Finished Product or the process for manufacturing a Finished Product (excluding any claim of patent infringement arising out of or relating to the Omeprazole or the process for manufacturing the Omeprazole), which claim, if true, would be in contravention of the representations, warranties and covenants of SANTARUS hereunder.

9.2. UQUIFA hereby agrees to and shall defend, indemnify, and hold harmless SANTARUS, its affiliates and each of their respective employees, officers, directors and agents (the "SANTARUS INDEMNITEES"), from, against, and in respect of, any and all losses, judgments, damages, liabilities, suits, actions, expenses (including reasonable attorney's fees), and proceedings arising from any claims of any third party to the extent resulting from:

         9.2.1. any misrepresentation, breach of warranty, or the nonfulfillment of any obligation, covenant, or duty on the part of UQUIFA under this Agreement;

         9.2.2. any claim, complaint, suit proceeding or cause of action against any of the Santarus Indemnitees alleging physical injury or death, brought by or on behalf of an injured party, or loss of service or consortium or a similar such claim, complaint, suit, proceeding or cause of action brought by a spouse, relative or companion of an injured party due to such physical injury or death, and in each case arising out of the Omeprazole supplied by INTERCHEM and UQUIFA to SANTARUS, except to the extent resulting from (i) any misrepresentation, breach of warranty, or the non-fulfillment of any obligation, covenant, or duty on the part of SANTARUS under this Agreement, (ii) any negligence or willful misconduct of the Santarus Indemnitees in performing this Agreement, or (iii) any claim subject to SANTARUS' indemnification obligations under Section 9.1;

         9.2.3. any negligence or willful misconduct of UQUIFA or their respective employees, officers or directors in performing this Agreement; and.

         9.2.4. any claim of patent infringement relating to the Omeprazole supplied to SANTARUS or the process for manufacturing the Omeprazole supplied to SANTARUS which claim, if true, would be in contravention of the representations, warranties and covenants of UQUIFA hereunder.

9.3. INTERCHEM hereby agrees to and shall defend, indemnify, and hold harmless the Santarus Indemnitees from, against, and in respect of, any and all losses, judgments, damages, liabilities, suits, actions, expenses (including reasonable attorney's fees), and proceedings arising from any claims of any third party to the extent resulting from:

         9.3.1. any misrepresentation, breach of warranty, or the nonfulfillment of any obligation, covenant, or duty on the part of INTERCHEM under this Agreement;

         9.3.2. any negligence or willful misconduct of INTERCHEM or their respective employees, officers or directors in performing this Agreement.

9.4.     The foregoing indemnification obligations are subject to the following:
                ***
                                                 ***
                                                 ***
                                                 ***
                              ***

9.5. The indemnification rights provided for herein are in addition to, and not in substitution for, any and all remedies available to a Party under this Agreement or otherwise at law or in equity. Notwithstanding anything to the contrary in this Section 9, each Party may, and expressly reserves the right to, seek judicial relief from any court of competent jurisdiction in order to obtain an injunction or other equitable relief.

9.6. IN NO EVENT SHALL ANY OF THE PARTIES HERETO BE RESPONSIBLE OR LIABLE TO THE OTHER UNDER ANY PROVISION OF THIS AGREEMENT OR UNDER ANY THEORY OF NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, OR EXEMPLARY DAMAGES OR LOST PROFITS. FOR THE PURPOSE OF CLARITY, NOTHING IN THIS SECTION IS INTENDED TO LIMIT THE INDEMNIFICATION OBLIGATIONS OF ANY PARTY WITH RESPECT TO THE

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                                       15

         CHARACTERIZATION OF ANY CLAIM BY A THIRD PARTY AS CONSEQUENTIAL, INDIRECT, SPECIAL, OR EXEMPLARY DAMAGES OR LOST PROFITS.

10.      COSTS AND EXPENSES OF RECALL

10.1. SANTARUS shall have sole control and responsibility for conducting all voluntary and involuntary recalls or other related action (collectively, "RECALLS") of units of any Finished Product; provided, however, that UQUIFA agrees to reimburse SANTARUS for all of its reasonable costs and expenses incurred with respect to any Recalls arising out of any of the causes set forth in Sections 9.2.1 through
         9.2.4. This Section 10 is intended to augment and not limit the indemnification provisions of Section 9 herein.

11.      TERM AND TERMINATION.

11.1. This Agreement shall be effective for a period of four (4) years from the Effective Date hereof (the "INITIAL TERM") and shall be automatically renewed for additional two (2) year terms unless written notice of intent to terminate is provided by SANTARUS at least twelve
         (12) months prior to the expiration of the Initial Term or any extension term.

11.2.    This Agreement may be terminated by (i) SANTARUS upon      ***     days
         written notice to INTERCHEM or UQUIFA, as the case may be, of a failure by INTERCHEM or UQUIFA to perform or observe any material covenant, condition or agreement to be performed or observed by it under this
         Agreement, unless such breach has been cured within the   ***   notice
         period and (ii) UQUIFA upon    ***    written notice to SANTARUS of a
         failure by SANTARUS to perform or observe any material covenant, condition or agreement to be performed or observed by it under this
         Agreement, unless such breach has been cured within the   ***   notice
         period; provided, however, that with respect to a failure to timely supply ordered quantities of Omeprazole under this Agreement, UQUIFA
         and INTERCHEM combined shall have the right to cure such breach    ***
         during the term of this Agreement unless otherwise agreed by SANTARUS in writing; and provided, further, that if the breach by SANTARUS is a failure to pay an invoice when due (except as provided in Section 5.5),
         then the notice and cure period shall be       ***

11.3. SANTARUS may terminate this Agreement effective immediately upon written notice to UQUIFA and INTERCHEM in the event that (a) UQUIFA or INTERCHEM dissolves, is declared insolvent or bankrupt by a court of competent jurisdiction; (b) a voluntary or involuntary petition of bankruptcy is filed in any court of competent jurisdiction by UQUIFA or INTERCHEM; or (c) this Agreement is assigned by UQUIFA or INTERCHEM for the benefit of creditors. UQUIFA or INTERCHEM may terminate this Agreement effective immediately upon written notice to SANTARUS in the event that (a) SANTARUS dissolves, is declared insolvent or bankrupt by a court of competent jurisdiction; (b) a voluntary or involuntary petition of bankruptcy is filed in any court of competent jurisdiction by SANTARUS; or (c) this Agreement is assigned by SANTARUS for the benefit of creditors.

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                                       16

11.4.    SANTARUS may terminate this Agreement upon     ***     prior written
         notice to INTERCHEM and UQUIFA (or a shorter period required by the agency with jurisdiction) in the event that any governmental agency takes any action, or raises any objection, that prevents SANTARUS from importing, exporting, purchasing or selling either the Omeprazole or the Finished Product for a period reasonably anticipated to endure for
         more than      ***

11.5. In the event of termination of this Agreement by SANTARUS due to an uncured breach of this Agreement by INTERCHEM or for INTERCHEM's dissolution, insolvency or bankruptcy pursuant to Section 11.3, UQUIFA will supply Omeprazole directly to SANTARUS, at SANTARUS' election, under terms of an agreement no less favorable to SANTARUS than the terms herein.

11.6. SANTARUS may terminate this Agreement effective immediately upon written notice to INTERCHEM and UQUIFA should any legal proceeding be instituted against INTERCHEM or UQUIFA, which is reasonably likely to materially adversely impact INTERCHEM's and/or UQUIFA's ability to properly perform under this Agreement or subject SANTARUS to any material risk of liability or loss.

11.7.    In the event of termination of this Agreement by SANTARUS pursuant to
         Section 11.4, SANTARUS                ***
                                               ***
                                               ***
                                               ***
                        ***

11.8. The provisions of this Section 11 as to termination shall not limit or restrict the rights of any Party to seek remedies or take measures that may be otherwise available to it at law or equity in connection with the enforcement and performance of obligations under this Agreement.

12.      NOTICES

Any and all notices required to be given under this Agreement will be in writing and effective upon receipt, sent by facsimile transmission, mailed postage prepaid by first-class certified or registered mail, or sent by express courier service, at the respective addresses, as follows:

IF TO SANTARUS, TO:

         Santarus, Inc.
         10590 W. Ocean Air Drive
         Suite 200
         San Diego, CA 92130
         Attention: Vice President, Manufacturing and Product Development
         Telephone Number: (858) 314-5700

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                                       17

         Facsimile Number:  (858) 314-5701

With a copy to:

         Santarus, Inc.
         10590 W. Ocean Air Drive
         Suite 200
         San Diego, CA 92130
         Attention: Sr. Dir., Legal Affairs
         Telephone Number: (858) 314-5700
         Facsimile Number: (858) 314-5702

IF TO INTERCHEM, TO:

         Interchem Trading Corporation
         120 Route 17 North
         P.O. Box 1579
         Paramus, NJ 07653
         Attention: Joseph M. Pizza
         Telephone Number: 201-261-7333
         Facsimile Number: 201-261-7339

IF TO UQUIFA, TO:

         Union Quimico Farmaceutica, SA
         Mallorca, 262
         08008 Barcelona, Spain
         Attention: Mark I. Robbins, Chief Executive
         Telephone Number: 011-34-93-467-48-10
         Facsimile Number: 011-34-93-488-04-91

With a copy to:

         Union Quimico Farmaceutica, SA
         Mallorca, 262
         08008 Barcelona, Spain
         Attention: Legal Affairs
         Telephone Number: 011-34-93-467-48-10
         Facsimile Number: 011-34-93-488-04-91

13.      MISCELLANEOUS

13.1. Force Majeure. In the event that any Party hereto is prevented from complying, either in whole or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike or lockout, riot, war, rebellion, lack or failure of transportation facilities, court order, accident, or Acts of God, and to the extent that the foregoing are beyond a Party's reasonable control, then, unless conclusive evidence to the contrary is provided, upon written notice by the Party whose performance is so affected to the other, the requirements of this Agreement so affected (to the extent affected) shall be suspended during the period of, and only to the extent of, such disability. Said Party shall be excused by reason of said force majeure only so long as it is exercising its best efforts to overcome said reason.

13.2. Assurances. Each Party to this Agreement shall execute, acknowledge and deliver such further instruments and documents, and do all such other acts and things as may be required by law or as may be necessary or advisable to carry out the intents and purposes of this Agreement. The Parties will cooperate with each other and offer reasonable assistance in carrying out their respective responsibilities under this Agreement.

13.3. Compliance with Laws. Each Party will comply with all applicable laws, rules and regulations in the conduct of its responsibilities and activities under this Agreement.

13.4. Governing Law. This Agreement shall be construed in accordance with the internal laws of the State of *** without reference to the conflict of laws provisions thereof. Each of the Parties hereto consents and agrees to the exclusive jurisdiction and venue of the state and federal courts sitting within the State of *** in connection with any legal proceedings brought by any other part relating to the subject matter of this Agreement and further agrees and consents that any resulting judgment rendered by any such court against a Party shall be valid and binding on such Party and may be entered in any jurisdiction in which such Party is located.

13.5. Severability. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby unless the purposes of the Agreement cannot be achieved. In the event any provision shall be held invalid, illegal, or unenforceable the Parties shall use best efforts to substitute a valid, legal, and enforceable provision which insofar as practical implements the purposes hereof.

13.6. No Assignment. No Party shall assign its rights and/or obligations under this Agreement without the prior written consent of the other Parties hereto, except that (a) SANTARUS may assign this Agreement in connection with the transfer or sale of all or substantially all of its assets or business to which the subject matter of this Agreement relates or in connection with any merger, consolidation or reorganization, without UQUIFA's or INTERCHEM's prior written consent; and (b) UQUIFA and/or INTERCHEM may assign this Agreement in connection with the transfer or sale of all or substantially all of its assets or business to which the subject matter of this Agreement relates or in connection with any merger, consolidation or reorganization with SANTARUS's prior written consent, which consent may not be unreasonably withheld.

13.7. Waiver. No delay, waiver, omission or forbearance on the part of any Party to exercise any right, option, duty or power arising out of any breach or default by any other Party of any of the terms, provisions or covenants hereof, will constitute a waiver by such Party of

                                       19

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

         its rights to enforce any such right, option, duties or power as against the other Party hereto, or its rights as to any subsequent breach or default by the other Party.

13.8. Survival. Upon termination or expiration of this Agreement, the obligations of the Parties which by their nature should survive and the obligations under Sections 7-13 of this Agreement and under any existing confidentiality agreements between the Parties shall survive.

13.9. Entire Agreement. This Agreement and the Schedules attached hereto and the confidentiality agreements referenced in Section 13.8 constitute the full understanding and entire agreement between the Parties and supersede any and all prior oral or written understandings and agreements with respect to the subject matter hereof. No terms, conditions, understandings, or agreements purporting to modify, amend, waive or terminate this Agreement, or any provision hereof, shall be binding except by the execution of a writing specified to be an explicit amendment to this Agreement duly executed by the authorized signatories of the Parties hereto. No modification, waiver, termination, rescission, discharge or cancellation of any right or claim under this Agreement shall affect the right of any Party to enforce any other claim or right hereunder.

13.10. Binding Agreement. Subject to Section 13.6, this Agreement shall be binding upon the Parties and their respective successors and permitted assigns and shall insure to the benefit of the Parties and their respective successors and permitted assigns.

13.11. Headings. The headings used in this Agreement are for convenience of reference only and are not a part of the text hereof.

13.12. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall together constitute a single agreement.

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                                       20

IN WITNESS WHEREOF, the Parties hereby agree to the terms and conditions of this Agreement.

SANTARUS, INC.                               INTERCHEM TRADING
                                             CORPORATION d/b/a INTERCHEM
                                             CORPORATION

By:          /s/ Gerald T. Proehl            By:       /s/ Joseph M. Pizza
   ---------------------------------------      --------------------------------
Name:        Gerald T. Proehl                Name:     Joseph M. Pizza
Title:       President & CEO                 Title:    President
Date:         10/13/03                       Date:     9/29/2003

UNION QUIMICO FARMACEUTICA,
   S.A.

By:        /s/ Mark Ian Robbins
   ---------------------------------
Name:      Mark Ian Robbins
Title:     Chief Executive
Date:       6.10.2002

                 [SIGNATURE PAGE TO OMEPRAZOLE SUPPLY AGREEMENT]

                                   SCHEDULE A

                                 SPECIFICATIONS

                                       ***
                                       ***
                                       ***

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

                                   SCHEDULE B

                                    LEAD TIME

                                       ***
                                       ***
                                       ***

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

                                   SCHEDULE C

                           PRICING AND SHIPPING TERMS

FREIGHT TERMS: INTERCHEM and UQUIFA shall make all necessary shipping
arrangements to SANTARUS' designated facility,          ***       SANTARUS'
designated facility, freight prepaid.

SHIPPING METHOD: Air Freight

PRICE:

                                       ***
                                       ***
                                       ***

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

                                   APPENDIX A

                             FORM OF PURCHASE ORDER

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